Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:       Dick Hobbs
(414) 347-3706

Sensient Technologies Corporation
Reports Results for the Quarter Ended June 30, 2014

Adjusted EPS Increased 9.5% to 81 Cents in the Second Quarter
Reported EPS of 59 Cents Includes $13.0 Million of Restructuring Costs

Flavors & Fragrances Operating Margin Improves 140 Basis Points to 15.5%

Cash Flows from Operations Increased 11.6% in the Second Quarter

MILWAUKEE—July 24, 2014 — Sensient Technologies Corporation (NYSE: SXT) reported second quarter adjusted earnings per share of 81 cents, an increase of 9.5% over last year’s adjusted earnings per share of 74 cents.  Consolidated revenue was $374.7 million and $378.8 million in the second quarters of 2014 and 2013, respectively.  Adjusted operating income increased by 10.6%, to $61.2 million, compared to $55.3 million of adjusted operating income reported in the second quarter of 2013.  Sensient’s adjusted operating margin increased 170 basis points to 16.3% in the second quarter.  The adjusted results eliminate the impact of the 2014 and 2013 restructuring and other costs, which are discussed in more detail below.  As reported, diluted earnings per share were 59 cents and 65 cents in the second quarters of 2014 and 2013, respectively.   Reported operating income was $48.2 million in this year’s second quarter compared to $48.7 million in last year’s second quarter.  Operating income was reduced by restructuring and other costs of $13.0 million and $6.6 million, in the second quarters of 2014 and 2013, respectively.  As reported, operating margins were 12.9% in the second quarters of both 2014 and 2013.  Foreign currency translation did not have a significant effect on either revenue or operating income in the quarter.

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Sensient Technologies Corporation	Page 2
Earnings Release – Quarter Ended June 30, 2014
July 24, 2014

For the six months ended June 30, 2014, adjusted earnings per share were $1.52 compared to $1.36 in the first half of last year, an increase of 11.8%.  Consolidated revenue was $742.8 million and $744.4 million for the first six months of 2014 and 2013, respectively.  Adjusted operating income was $115.5 million in the first six months of 2014, an increase of 10.6% over the adjusted operating income of $104.4 million in the first six months of last year.  As reported, earnings per share were $0.55 and $1.08 in the first six months of 2014 and 2013, respectively.  Operating income, as reported, was $49.8 million in the first half of this year compared to $85.0 million in the first half of last year.  Restructuring and other costs were $65.7 million in the first six months of 2014, compared to $19.4 million in the first six months of 2013.

Sensient initiated a restructuring plan in the first quarter of this year to eliminate underperforming operations, consolidate manufacturing facilities, and improve efficiencies within the Company.  In 2013, the Company incurred restructuring costs to relocate the headquarters of the Flavors & Fragrances Group and consolidate manufacturing facilities.  As noted above, the Company incurred pre-tax restructuring and other costs of $13.0 million in the second quarter of 2014, including $9.2 million of non-cash charges for the write-down of fixed assets.  For the six months ended June 30, 2014, restructuring and other costs were $65.7 million, including $48.9 million of non-cash charges.  In 2013, restructuring costs were $6.6 million in the second quarter and $19.4 million for the first six months.

Cash provided by operating activities increased 11.6% to $49.6 million in the quarter, compared to $44.5 million in last year’s second quarter.  The increase was driven by higher earnings, excluding the non-cash charges.  The Company repurchased 1.8 million shares of its common stock in the second quarter, completing the program to repurchase up to two million shares announced earlier this year.  Including dividend payments, the Company returned approximately $120 million to shareholders in the second quarter and more than $130 million year-to-date.

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Sensient Technologies Corporation	Page 3
Earnings Release – Quarter Ended June 30, 2014
July 24, 2014

“I am very pleased with the strong results reported by the Company and each of the operating groups in the second quarter” said Paul Manning, President and CEO of Sensient Technologies Corporation.  “Each of the Groups reported local currency operating profit growth of over five percent and significant margin improvement.  We continue to see progress in the Flavors & Fragrances Group and we are optimistic about future opportunities across all of our businesses.”

The Board of Directors recently approved the adoption of amendments to the Company’s Articles of Incorporation, By-Laws and Corporate Governance Guidelines to provide for a majority voting standard in uncontested elections of directors and replace the Company’s current plurality voting standard and director resignation policy. In accordance with Wisconsin law, the adoption of a proposed amendment to Sensient’s Articles of Incorporation will be submitted to a vote of Sensient’s shareholders at the Company’s 2015 annual meeting of shareholders. If approved by a majority of the Company’s shareholders, the majority voting standard will apply to Company elections of directors thereafter. The adoption of a majority voting standard is the latest step in Sensient’s ongoing efforts to enhance its corporate governance practices over the last few years.  Other significant enhancements have included the appointment of Dr. Elaine R. Wedral as independent Lead Director, several changes to the Company’s director and officer compensation practices designed to further enhance the linkage between pay and Company performance, the declassification of the Company’s Board of Directors and the elimination of Sensient’s poison pill.  The Board of Directors and its Nominating and Corporate Governance Committee have also made significant progress in their ongoing evaluation of potential candidates for Sensient’s Board of Directors.

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Sensient Technologies Corporation	Page 4
Earnings Release – Quarter Ended June 30, 2014
July 24, 2014

BUSINESS REVIEW

The Color Group reported revenue of $133.2 million in the quarter, an increase of 3.9% from the $128.2 million reported in the comparable period last year.  Operating income increased 8.5% to $30.9 million from $28.4 million in last year’s second quarter. The Color Group’s operating margin increased 100 basis points to 23.2% in the quarter, driven by strong performances in the digital inks and food and beverage color businesses. Foreign currency translation increased revenue by less than one percent and operating income by 1.5% in the quarter.

For the six months ended June 30, 2014, Color Group revenue was $266.9 million, an increase of 3.6% from the $257.7 million reported in the first six months of last year.  Operating income increased 9.3% to $60.3 million compared to $55.1 million for the comparable period last year.  Foreign currency translation did not have a significant impact on either revenue or operating income in the first half of 2014.

The Flavors & Fragrances Group reported second quarter revenue of $216.2 million compared to the $226.6 million reported in last year’s second quarter.  Operating income increased 4.9% to $33.6 million compared to $32.0 million in the second quarter of 2013.  The Flavors & Fragrances Group’s operating margin increased to 15.5% in the quarter, an improvement of 140 basis points from the margin in last year’s second quarter.  Several businesses reported double-digit operating profit growth in the quarter including Natural Ingredients, North America Beverage, North America Savory, Europe Beverage and Europe Sweet.  Foreign currency translation did not have a significant impact on either revenue or operating income in the quarter.

The Flavors & Fragrances Group reported revenue of $429.6 million and $442.5 million in the first six months of 2014 and 2013, respectively.  Operating income was $63.5 million for the first six months of 2014, an increase of 5.1% compared to the $60.4 million reported in the comparable period last year.  Foreign currency translation did not have a significant impact on either revenue or operating income in the first half of 2014.

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Sensient Technologies Corporation	Page 5
Earnings Release – Quarter Ended June 30, 2014
July 24, 2014

The Corporate & Other segment, which includes the Company’s operations in Asia Pacific, and the flavor businesses in Central and South America, reported revenue of $39.0 million in the second quarter compared to $37.7 million in the comparable period last year.  For the six months ended June 30, 2014, revenue was $74.3 million, an increase of 2.5% over the $72.5 million reported in the first half of last year.  In local currency terms, revenue in this segment grew by approximately 7% for both the quarter and year-to-date periods.

2014 OUTLOOK

Sensient has increased its 2014 diluted earnings per share guidance to be within the range of $2.95 and $3.02, excluding restructuring and other costs.  The Company’s previous guidance had been a range between $2.92 and $3.00 per share.

CONFERENCE CALL

The Company will host a conference call to discuss its 2014 second quarter financial results at 10:00 a.m. CDT on Friday, July 25, 2014.  To participate in the conference call, please contact InterCall Teleconferencing at (706) 758-1089 and refer to conference identification number 72151622.  A webcast of the conference call will be available on the Investor Information section of the Company’s web site at www.sensient.com.

A replay will be available beginning at 1:00 p.m. CDT on July 25, 2014, through midnight on August 1, 2014, by calling (404) 537-3406 and referring to conference identification number 72151622.  A transcript of the call will also be posted on the Company’s web site at www.sensient.com after the call concludes.

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Sensient Technologies Corporation	Page 6
Earnings Release – Quarter Ended June 30, 2014
July 24, 2014

This release contains statements that may constitute “forward-looking statements” within the meaning of Federal securities laws. Such forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors concerning the Company’s operations and business environment. Important factors that could cause actual results to differ materially from those suggested by these forward-looking statements and that could adversely affect the Company’s future financial performance include the following: the pace and nature of new product introductions by the Company and the Company’s customers; the Company's ability to successfully implement its strategy to create sustainable, long-term shareholder value; the Company’s ability to successfully implement its growth strategies; the outcome of the Company’s various productivity-improvement and cost-reduction efforts; changes in costs or availability of raw materials, including energy; industry and economic factors related to the Company’s domestic and international business; growth in markets for products in which the Company competes; industry and customer acceptance of price increases; actions by competitors, including increased intensity of competition; the loss of any customers in certain product lines in which our sales are made to a relatively small number of customers; product liability claims or product recalls; the costs of compliance, or failure to comply, with laws and regulations applicable to our industries and markets; changing consumer preferences and changing technologies; and failure to complete and integrate future acquisitions or dispositions. The risks and uncertainties identified above are not the only risks the Company faces. Additional risks and uncertainties not presently known to the Company or that it currently believes to be immaterial also may adversely affect the Company. Should any known or unknown risks and uncertainties develop into actual events, these developments could have material adverse effects on our business, financial condition and results of operations. This release contains time-sensitive information that reflects management’s best analysis only as of the date of this release. The Company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied herein will not be realized. Additional information regarding these risks can be found in our Annual Report on Form 10-K for the year ended December 31, 2013, and Quarterly Report on Form 10-Q for the quarter ended March 31, 2014.

ABOUT SENSIENT TECHNOLOGIES

Sensient Technologies Corporation is a leading global manufacturer and marketer of colors, flavors and fragrances.  Sensient employs advanced technologies at facilities around the world to develop specialty food and beverage systems, cosmetic and pharmaceutical systems, inkjet and specialty inks and colors, and other specialty and fine chemicals.  The Company’s customers include major international manufacturers representing most of the world’s best-known brands.  Sensient is headquartered in Milwaukee, Wisconsin.

www.sensient.com

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Sensient Technologies Corporation	Page 7
(In thousands, except percentages and per share amounts)

Consolidated Statements of Earnings	Three Months Ended June 30,			Six Months Ended June 30,
	2014	2013	% Change	2014	2013	% Change

Revenue	$374,666	$378,806	-1.1%	$742,797	$744,446	-0.2%

Cost of products sold	245,002	256,285	-4.4%	488,625	504,788	-3.2%
Selling and administrative expenses	81,455	73,843	10.3%	204,384	154,642	32.2%

Operating income	48,209	48,678	-1.0%	49,788	85,016	-41.4%
Interest expense	3,718	4,008		7,849	8,269

Earnings before income taxes	44,491	44,670		41,939	76,747
Income taxes	15,430	12,388		14,953	23,026

Net earnings	$29,061	$32,282		$26,986	$53,721

Earnings per common share:
Basic	$0.60	$0.65		$0.55	$1.08

Diluted	$0.59	$0.65		$0.55	$1.08

Average common shares outstanding:
Basic	48,665	49,751	-2.2%	49,256	49,731	-1.0%

Diluted	48,953	49,917	-1.9%	49,512	49,892	-0.8%

Reconciliation of Non-GAAP Amounts

The Company's 2014 results include pre-tax restructuring and other charges of $13.0 million ($10.7 million after-tax or $0.22 per share) and $65.7 million ($48.2 million after-tax or $0.97 per share) for the three and six month periods ended June 30, 2014, respectively, related to eliminating underperforming operations, consolidating manufacturing facilities, improving efficiencies within the Company and other items.  The Company's 2013 results include pre-tax restructuring charges of $6.6 million ($4.7 million after-tax or $0.09 per share) and $19.4 million ($14.1 million after-tax of $0.28 per share) for the three and six month periods ended June 30, 2013 related to the 2013 restructuring program.

	Three Months Ended June 30,			Six Months Ended June 30,
	2014	2013	% Change	2014	2013	% Change
Operating income (GAAP)	$48,209	$48,678	-1.0%	$49,788	$85,016	-41.4%
Restructuring - Cost of products sold	-	277		-	872
Restructuring & other - Selling and administrative	12,979	6,365		65,701	18,543
Adjusted operating income	$61,188	$55,320	10.6%	$115,489	$104,431	10.6%

Net earnings (GAAP)	$29,061	$32,282	-10.0%	$26,986	$53,721	-49.8%
Restructuring & other, before tax	12,979	6,642		65,701	19,415
Tax impact of restructuring & other	(2,260)	(1,940)		(17,534)	(5,306)
Adjusted net earnings	$39,780	$36,984	7.6%	$75,153	$67,830	10.8%

Diluted EPS (GAAP)	$0.59	$0.65	-9.2%	$0.55	$1.08	-49.1%
Restructuring & other, net of tax	0.22	0.09		0.97	0.28
Adjusted diluted EPS	$0.81	$0.74	9.5%	$1.52	$1.36	11.8%

These non-GAAP financial measures are utilized by management in comparing our operating performance on a consistent basis. We believe that these financial measures are appropriate to enhance an overall understanding of our underlying operating performance trends compared to historical and prospective periods. Management also believes that these measures are useful to investors in their analysis of our results of operations and provide improved comparability between fiscal periods. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information calculated in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures.

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Sensient Technologies Corporation	Page 8
(In thousands, except percentages and per share amounts)

Results by Segment	Three Months Ended June 30,			Six Months Ended June 30,

Revenue	2014	2013	% Change	2014	2013	% Change

Flavors & Fragrances	$216,192	$226,626	-4.6%	$429,571	$442,467	-2.9%
Color	133,225	128,231	3.9%	266,863	257,710	3.6%
Corporate & Other	38,992	37,653	3.6%	74,334	72,529	2.5%
Intersegment elimination	(13,743)	(13,704)		(27,971)	(28,260)

Consolidated	$374,666	$378,806	-1.1%	$742,797	$744,446	-0.2%

Operating Income

Flavors & Fragrances	$33,554	$31,984	4.9%	$63,493	$60,390	5.1%
Color	30,858	28,432	8.5%	60,265	55,115	9.3%
Corporate & Other	(16,203)	(11,738)		(73,970)	(30,489)

Consolidated	$48,209	$48,678	-1.0%	$49,788	$85,016	-41.4%

Beginning in the first quarter of 2014, the results of operations for the Company’s Fragrances businesses in Asia Pacific and China, previously reported in the Corporate & Other segment, are reported in the Flavors & Fragrances Group, and the results of operations for the Company’s pharmaceutical flavors business, previously reported in the Flavors & Fragrances Group, are reported in the Colors Group with the pharmaceutical colors business.  Results for 2013 have been restated to reflect this change.  Restructuring and other charges are reported in the Corporate & Other segment.

Consolidated Condensed Balance Sheets
June 30,	2014	2013

Current assets	$847,892	$770,701
Goodwill & intangible assets (net)	469,248	452,358
Property, plant, and equipment (net)	520,027	532,121
Other assets	89,305	45,715

Total Assets	$1,926,472	$1,800,895

Current liabilities	$248,206	$213,309
Long-term debt	472,105	342,699
Accrued employee and retiree benefits	27,145	60,464
Other liabilities	32,521	22,259
Shareholders' Equity	1,146,495	1,162,164

Total Liabilities and Shareholders' Equity	$1,926,472	$1,800,895

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Sensient Technologies Corporation	Page 9
(In thousands, except per share amounts)

Consolidated Statements of Cash Flows
Three Months Ended June 30,	2014	2013

Net cash provided by operating activities	$49,604	$44,455

Cash flows from investing activities:
Acquisition of property, plant and equipment	(15,041)	(34,202)
Proceeds from sale of assets	11	7
Other investing activity	(526)	(62)

Net cash used in investing activities	(15,556)	(34,257)

Cash flows from financing activities:
Proceeds from additional borrowings	125,487	42,158
Debt payments	(30,382)	(31,173)
Purchase of treasury stock	(106,029)	-
Dividends paid	(12,270)	(11,508)
Proceeds from options exercised and other	65	364

Net cash used in financing activities	(23,129)	(159)

Effect of exchange rate changes on cash and cash equivalents	46	(2,844)

Net increase in cash and cash equivalents	10,965	7,195
Cash and cash equivalents at beginning of period	17,463	19,470
Cash and cash equivalents at end of period	$28,428	$26,665

Supplemental Information
Three Months Ended June 30,	2014	2013

Depreciation and amortization	$12,971	$12,930

Dividends paid per share	$0.25	$0.23